UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2015

EPIQ SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Missouri	001-36633	48-1056429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue
Kansas City, Kansas	66105
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (913) 621-9500

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2015, the Board of Directors (the “Board”) of Epiq Systems, Inc. (the “Company”) adopted the Epiq Systems, Inc. 2015 Inducement Award Plan (the “Inducement Plan”). The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The Inducement Plan provides for the grant of equity-based awards in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards and shares of the Company’s common stock and its terms are substantially similar to the Company’s Amended and Restated 2004 Equity Incentive Plan, which was approved by the Company’s stockholders.

The Board has reserved 200,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company. The Inducement Plan may be amended or terminated by the Board or the Compensation Committee of the Board at any time.

A copy of the Inducement Plan is attached as Exhibit 10.1 hereto and incorporated by reference herein. The above description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

On September 3, 2015, the Company issued a press release announcing the adoption of the Inducement Plan. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

10.1	Epiq Systems, Inc. 2015 Inducement Award Plan.

99.1	Press Release of Epiq Systems, Inc., dated September 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2015

EPIQ SYSTEMS, INC.

By:	/s/ Tom W. Olofson
Name: Tom W. Olofson
Title: Chairman of the Board, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

10.1	Epiq Systems, Inc. 2015 Inducement Award Plan.

99.1	Press Release of Epiq Systems, Inc., dated September 3, 2015.